Exhibit 99.1

FOR IMMEDIATE RELEASE

STARZ REPORTS SECOND QUARTER 2015
FINANCIAL RESULTS

Englewood, Colo. - July 29, 2015 - Starz (NASDAQ: STRZA, STRZB) today reported second quarter 2015 results. Highlights include (1):

Financial Highlights:

•	Reported consolidated revenue of $417.7 million; Adjusted OIBDA(2) of $123.4 million; operating income of $110.5 million and fully diluted earnings per share of $0.59

•	Starz Networks reported revenue of $333.3 million up 2%; Adjusted OIBDA of $122.2 million and operating income of $110.9 million were both consistent with prior year results

Operating Highlights:

•	Increased STARZ subscriptions by 1.5 million to 23.5 million since June 30, 2014

•	STARZ Originals 2015 slate performing well; pipeline fortified

◦	“Power” returned for second season to record viewership performance (3)

▪	Most successful season premiere ever for a STARZ Original series

▪	Weekly top 3 scripted series on cable for African-Americans

▪	Season two average multiplatform viewership currently most-ever watched for a

▪	STARZ Original series at 6.4 million viewers/episode

▪	Renewed for season 3

◦	“Outlander” concluded first season to critical acclaim and popular appeal (4)

▪	Strength with female audiences

▪	Destination viewing choice on Saturday nights

◦	“American Gods” greenlit

•	Launched STARZ PLAY and ENCORE PLAY on Amazon Fire TV and Fire TV Stick

Starz CEO Chris Albrecht said, “We were pleased with the performance of our businesses in the quarter with revenue up 2% and Adjusted OIBDA and operating income increases of 5%.”

“In addition, we had a very successful quarter in terms of original programming and remain on track this year to achieve our goal of 75-80 episodes of new STARZ Original series. Both the second season of ‘Power’ and the first season of ‘Outlander’ delivered strong viewership, as well as industry and fan accolades. Looking ahead, the balance of the 2015 originals slate is strong with ‘Blunt Talk,’ ‘Survivor’s Remorse,’ ‘Da Vinci’s Demons,’ ‘Ash vs. Evil Dead,’ and ‘Flesh and Bone.’ Our original programming pipeline was also fortified with a great, new addition thanks to our green light of Neil Gaiman’s ‘American Gods.’ We are confident that robust original programming in combination with our quality movie offerings will further strengthen our distribution and subscriber relationships.”

Consolidated

For the quarter, revenue increased 2% to $417.7 million, Adjusted OIBDA increased 5% to $123.4 million and operating income increased 5% to $110.5 million.

Starz Networks

Revenue increased 2% to $333.3 million primarily as a result of rate increases from various distributors. Adjusted OIBDA was consistent with the prior year at $122.2 million due to the increase in revenue and lower programming costs, offset by an increase in advertising and marketing related to original programming. Operating income was consistent with the prior year at $110.9 million. Cash paid for investment in films and television programs increased $11.1 million to $71.2 million due to a greater number of original series in production.

Starz Distribution

Revenue increased 4% to $78.4 million and Adjusted OIBDA increased $5.8 million to $2.0 million primarily as a result of the distribution of films for The Weinstein Company. Operating income increased $6.3 million to $1.1 million. Cash paid for investment in films and television programs increased $12.8 million to $53.7 million due to timing of payments for Weinstein titles.

Share Repurchases
From May 1, 2015 through July 31, 2015, 0.7 million shares of common stock were purchased at an average cost per share of $42.25 for total cash consideration of $29.9 million. Since trading began on January 14, 2013, Starz has repurchased 23.6 million shares at an average cost per share of $28.06 for aggregate cash consideration of $661.5 million. These repurchases represent 19.4% of the shares outstanding as of January 14, 2013. Starz currently has $138.5 million remaining under its share repurchase authorization. Under its share repurchase program, Starz may acquire its common stock from time to time, through open market transactions and privately negotiated transactions. The share repurchase program may be discontinued at any time.

FOOTNOTES

(1)
Starz CEO, Chris Albrecht, will discuss these highlights and other matters during the Starz earnings conference call, which will begin at 1:00 p.m. (ET) on July 29, 2015. For information regarding how to access the call, please see “Important Notice” later in this document.

(2)	For a definition of Adjusted OIBDA and applicable reconciliations see Non-GAAP Financial Measures and Reconciling Schedule below.

(3)
Linear results based on Nielsen NPower P2+ and Black HOH P2+ average audience data. Multiplatform results based on Starz internal estimates of linear and time shifted data from Nielsen (NPower), Rentrak (On Demand Essentials) and internal broadband data.

(4)	Nielsen NPower P2+ and W18+ average audience ratings and projections for premiere telecasts.

NOTES

•	Unless otherwise noted, the foregoing discussion compares financial information for the three months ended June 30, 2015 to the same period in 2014.

SUPPLEMENTAL INFORMATION

As a supplement to Starz’s consolidated statements of operations, included in its Form 10-Q, the following is a presentation of quarterly financial information and operating metrics for the periods indicated.

Please see the definition of Adjusted OIBDA below and a discussion of why management believes the presentation of Adjusted OIBDA provides useful information for investors. The Reconciling Schedule below provides a reconciliation of Adjusted OIBDA to operating income for the same periods, as determined under GAAP.

QUARTERLY SUMMARY

(amounts in millions, except per share data)	2Q14	3Q14	4Q14	1Q15	2Q15
Starz Networks	$328.2	$327.2	$332.6	$334.0	$333.3
Starz Distribution (1)	75.1	73.5	85.6	109.7	78.4
Starz Animation	7.2	7.9	7.7	7.3	6.5
Eliminations	(0.4)	(0.4)	(0.3)	(0.3)	(0.5)
Revenue	$410.1	$408.2	$425.6	$450.7	$417.7

Starz Networks	$121.8	$109.9	$150.7	$129.7	$122.2
Starz Distribution	(3.8)	0.6	(2.0)	26.4	2.0
Starz Animation	(0.8)	(0.7)	(0.6)	(0.6)	(0.7)
Eliminations	0.2	—	0.2	—	(0.1)
Adjusted OIBDA	$117.4	$109.8	$148.3	$155.5	$123.4

Starz Networks	$111.2	$99.2	$140.1	$118.4	$110.9
Starz Distribution	(5.2)	(0.5)	(2.9)	25.4	1.1
Starz Animation	(0.9)	(0.8)	(0.6)	(0.7)	(0.7)
Eliminations/Other	(0.3)	(0.6)	(0.5)	(0.6)	(0.8)
Operating income	$104.8	$97.3	$136.1	$142.5	$110.5

Net income	$69.0	$55.8	$77.4	$86.1	$63.0
Earnings per share (diluted)	$0.62	$0.51	$0.74	$0.79	$0.59

Starz Networks	$60.1	$57.5	$54.8	$69.1	$71.2
Starz Distribution	40.9	29.4	67.3	39.6	53.7
Total IFT (2)	$101.0	$86.9	$122.1	$108.7	$124.9

Subscription units - STARZ	22.0	22.5	23.3	23.7	23.5
Subscription units - ENCORE	33.9	33.7	34.0	33.8	33.3
Total subscription units	$55.9	$56.2	$57.3	$57.5	$56.8

(1) Includes the following home video net sales	$38.1	$43.4	$58.2	$34.9	$37.4

(2) Cash paid for investment in films and television programs

CASH AND DEBT
The following presentation is provided to separately identify cash and debt information.

(amounts in millions)	6/30/2014	9/30/2014	12/31/2014	3/31/2015	6/30/2015
Cash	$12.9	$45.6	$13.4	$10.1	$20.3

Debt:
Revolving credit facility	$365.0	$442.0	$432.0	$447.0	$506.0
5% senior notes	677.8	677.6	677.5	677.3	677.2
Transponder capital lease	28.5	27.4	26.3	25.1	23.9
Building capital lease	44.0	43.9	43.7	43.6	43.5
Total debt	$1,115.3	$1,190.9	$1,179.5	$1,193.0	$1,250.6

NON-GAAP FINANCIAL MEASURES

This press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, together with a reconciliation to operating income, as determined under GAAP. We define Adjusted OIBDA as revenue less programming costs, production and acquisition costs, home video cost of sales, operating expenses and selling, general and administrative expenses, but excluding all stock compensation expense. Our chief operating decision maker uses this measure of performance in conjunction with other measures to evaluate our operating segments’ performance and make decisions about allocating resources among our operating segments. We believe that Adjusted OIBDA is an important indicator of the operational strength and performance of our operating segments, including each operating segment’s ability to assist in servicing our debt and to fund investments in films and television programs. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between operating segments and identify strategies to improve performance. This measure of performance excludes stock compensation and depreciation and amortization that are included in the measurement of operating income pursuant to GAAP. Accordingly, Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income, income before income taxes, net income, net cash provided by (used in) operating activities and other measures of financial performance prepared in accordance with GAAP. Please see the Reconciling Schedule below for the applicable reconciliation.

RECONCILING SCHEDULE

The following table provides a reconciliation of Adjusted OIBDA for Starz Consolidated, Starz Networks and Starz Distribution to operating income calculated in accordance with GAAP for the three months ended June 30, 2014, September 30, 2014, December 31, 2014, March 31, 2015 and June 30, 2015, respectively.

Starz Consolidated
(amounts in millions)	2Q14	3Q14	4Q14	1Q15	2Q15
Adjusted OIBDA	$117.4	$109.8	$148.3	$155.5	$123.4
Stock compensation	(7.5)	(7.6)	(7.7)	(8.3)	(8.1)
Depreciation and amortization	(5.1)	(4.9)	(4.5)	(4.7)	(4.8)
Operating income	$104.8	$97.3	$136.1	$142.5	$110.5

Starz Networks
(amounts in millions)	2Q14	3Q14	4Q14	1Q15	2Q15
Adjusted OIBDA	$121.8	$109.9	$150.7	$129.7	$122.2
Stock compensation	(6.8)	(6.8)	(6.9)	(7.4)	(7.3)
Depreciation and amortization	(3.8)	(3.9)	(3.7)	(3.9)	(4.0)
Operating income	$111.2	$99.2	$140.1	$118.4	$110.9

Starz Distribution
(amounts in millions)	2Q14	3Q14	4Q14	1Q15	2Q15
Adjusted OIBDA	$(3.8)	$0.6	$(2.0)	$26.4	$2.0
Stock compensation	(0.5)	(0.5)	(0.5)	(0.6)	(0.5)
Depreciation and amortization	(0.9)	(0.6)	(0.4)	(0.4)	(0.4)
Operating income (loss)	$(5.2)	$(0.5)	$(2.9)	$25.4	$1.1

Starz
Consolidated Balance Sheets
(Amounts in millions, except share and per share amounts)
(Unaudited)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$20.3	$13.4
Trade accounts receivable, net of allowances of $27.0 and $41.9	269.4	249.1
Program rights, net	372.8	303.5
Deferred income taxes	0.9	0.9
Other current assets	55.1	70.1
Total current assets	718.5	637.0
Program rights	309.8	311.3
Investment in films and television programs, net	305.9	319.5
Property and equipment, net of accumulated depreciation of $132.1 and $123.4	86.8	89.8
Deferred income taxes	17.5	—
Goodwill	131.8	131.8
Other assets, net	112.4	83.8
Total assets	$1,682.7	$1,573.2

Liabilities and Equity
Current liabilities:
Current portion of debt	$5.4	$5.3
Trade accounts payable	5.4	10.1
Accrued liabilities	225.1	327.4
Deferred revenue	14.9	7.4
Total current liabilities	250.8	350.2
Debt	1,245.2	1,174.2
Deferred income taxes	—	1.1
Other liabilities	5.5	7.9
Total liabilities	1,501.5	1,533.4
Stockholders’ equity:
Preferred stock, $.01 par value. Authorized 50,000,000 shares; no shares issued	—	—
Series A common stock, $.01 par value. Authorized 2,000,000,000 shares; issued and outstanding 92,219,016 and 91,874,138 shares at June 30, 2015 and December 31, 2014, respectively	0.9	0.9
Series B common stock, $.01 par value. Authorized 75,000,000 shares; issued and outstanding 9,867,524 and 9,872,524 shares at June 30, 2015 and December 31, 2014, respectively	0.1	0.1
Additional paid-in capital	15.9	24.0
Accumulated other comprehensive loss, net of taxes	(1.8)	(2.3)
Retained earnings	173.8	25.8
Total stockholders’ equity	188.9	48.5
Noncontrolling interest in subsidiary	(7.7)	(8.7)
Total equity	181.2	39.8
Commitments and contingencies
Total liabilities and equity	$1,682.7	$1,573.2

Starz
Consolidated Statements of Operations
(Amounts in millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue:
Programming networks and other services	$380.3	$372.0	$796.1	$735.3
Home video net sales	37.4	38.1	72.3	94.8
Total revenue	417.7	410.1	868.4	830.1

Costs and expenses:
Programming (including amortization)	154.5	158.7	300.5	315.6
Production and acquisition (including amortization)	50.0	49.9	106.6	90.8
Home video cost of sales	10.0	9.7	20.4	22.7
Operating	12.4	12.6	25.7	26.7
Selling, general and administrative	75.5	69.3	152.7	146.0
Depreciation and amortization	4.8	5.1	9.5	10.0
Total costs and expenses	307.2	305.3	615.4	611.8

Operating income	110.5	104.8	253.0	218.3

Other income (expense):
Interest expense, net of amounts capitalized	(11.3)	(11.8)	(22.5)	(23.3)
Other income (expense), net	(2.1)	11.0	(4.3)	11.5
Income before income taxes	97.1	104.0	226.2	206.5

Income tax expense	(34.1)	(35.0)	(77.1)	(70.7)

Net income	63.0	69.0	149.1	135.8

Net loss (income) attributable to noncontrolling interest	0.4	1.1	(1.1)	(0.8)

Net income attributable to stockholders	$63.4	$70.1	$148.0	$135.0

Basic net income per common share	$0.63	$0.66	$1.46	$1.25
Diluted net income per common share	$0.59	$0.62	$1.38	$1.18
Weighted average number of common shares outstanding:
Basic	101.4	107.0	101.3	107.6
Diluted	107.3	113.5	106.9	114.2

Starz
Consolidated Statements of Cash Flows
(Amounts in millions)
(Unaudited)

	Six Months Ended June 30,
	2015	2014
Operating activities:
Net income	$149.1	$135.8
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	9.5	10.0
Amortization of program rights	281.1	293.6
Program rights payments	(253.5)	(237.8)
Amortization of investment in films and television programs	80.1	75.6
Investment in films and television programs	(233.6)	(180.5)
Stock compensation	16.4	15.3
Deferred income taxes	(10.2)	(6.5)
Other non-operating and non-cash items	(7.2)	(12.4)
Changes in assets and liabilities:
Current and other assets	(23.3)	25.6
Payables and other liabilities	(34.4)	(58.7)
Net cash provided by (used in) operating activities	(26.0)	60.0

Investing activities:
Purchases of property and equipment	(5.8)	(3.2)
Cash received from equity investee	—	10.7
Net cash provided by (used in) investing activities	(5.8)	7.5

Financing activities:
Borrowings of debt	734.0	208.5
Payments of debt	(662.6)	(152.4)
Debt issuance costs	(5.0)	—
Exercise of stock options	7.7	2.6
Minimum withholding of taxes related to stock compensation	(15.3)	(8.6)
Excess tax benefit from stock compensation	12.7	6.2
Repurchases of common stock	(32.8)	(136.6)
Net cash provided by (used in) financing activities	38.7	(80.3)

Net increase (decrease) in cash and cash equivalents	6.9	(12.8)
Cash and cash equivalents:
Beginning of period	13.4	25.7
End of period	$20.3	$12.9

IMPORTANT NOTICE

•
Starz (NASDAQ: STRZA, STRZB) CEO, Chris Albrecht, will discuss Starz’s financial performance, and may discuss future opportunities in a conference call which will begin at 1:00 p.m. (ET) on July 29, 2015. The call can be accessed by dialing (877) 795-3648 or (719) 325-4789 with the passcode 3836888# at least 10 minutes prior to the start time. Replays of the conference call can be accessed through 4:00 p.m. (ET) on August 5, 2015, by dialing (888) 203-1112 or (719) 457-0820 plus the passcode 3836888#. The call will also be broadcast live via the Internet and archived on our website. To access the webcast go to http://ir.starz.com/events.cfm. Links to this press release will also be available on the Starz website.

•
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial prospects, new service and product launches including anticipated episodes of our original content programming, new distribution platforms for our programming, the continuation of our stock repurchase plans and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, market acceptance of new products or services, the timely launch of our original programming, ongoing relationships with our distributors, competitive issues, regulatory matters affecting our businesses, continued access to capital on terms acceptable to Starz, changes in law, market conditions conducive to stock repurchases and the ability to enter into transactions for international expansion. These forward-looking statements speak only as of the date of this press release, and Starz expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Starz’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Starz, including the most recent Forms 10-K and 10-Q, for additional information about Starz and about the risks and uncertainties related to Starz’s business which may affect the statements made in this press release.

About Starz
Starz (NASDAQ: STRZA, STRZB) is a leading integrated global media and entertainment company with operating units that provide premium subscription video programming on domestic U.S. pay television channels (Starz Networks), global content distribution (Starz Distribution) and animated television and movie production (Starz Animation), www.starz.com.

Starz Networks is a leading provider of premium subscription video programming through the flagship STARZ® and ENCORE® pay TV networks which showcase premium original programming and movies to U.S. multichannel video distributors, including cable operators, satellite television providers, and telecommunications companies. As of June 30, 2015, STARZ and ENCORE serve a combined 56.8 million subscribers, including 23.5 million at STARZ, and 33.3 million at ENCORE, making them the largest pair of premium flagship channels in the U.S. STARZ® and ENCORE®, along with Starz Networks’ third network MOVIEPLEX®, air more than 1,000 movies monthly across 17 linear networks, complemented by On Demand and authenticated online offerings through STARZ PLAY, ENCORE PLAY, and MOVIEPLEX PLAY. Starz Distribution develops, produces and acquires entertainment content, distributing it to consumers globally on DVD, digital formats and traditional television. Starz Distribution’s home video, digital media and worldwide distribution business units distribute original programming content produced by Starz, as well as entertainment content for itself and third parties. Starz Animation produces animated TV and movie content for studios, networks, distributors and audiences worldwide.

###

Contacts:

Courtnee Ulrich	Theano Apostolou
Investor Relations	Corporate Communications
(720) 875-5420	(424) 204-4052
courtnee.ulrich@starz.com	theano@starz.com